EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this registration statement of Tredegar Industries, Inc. on Form S-8 of our report, dated June 9, 1995, appearing in the Annual Report on Form 11-K of the Employee Savings Plan for the Employees of Tredegar Industries, Inc. (the "Savings Plan") for the year ended December 31, 1994, on our audit of the financial statements of the Savings Plan as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994.



                                        /s/ Plott & Walton, PC


Richmond, Virginia
November 30, 1995